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                                Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENT

Objective Systems Integrators, Inc.:


We consent to the incorporation by reference in Registration Statement Nos. 333-00986 and 333-18189 of Objective Systems Integrators, Inc on Forms S-8 of our report dated August 5, 1997, appearing in this Annual Report on Form 10-K of Objective Systems Integrators, Inc. for the year ended June 30, 1997.

DELOITTE & TOUCHE LLP


San Jose, California
September 25, 1997